NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTORS SHOULD FURTHER UNDERSTAND THAT THIS INVESTMENT MAY BE ILLIQUID AND MAY CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT (THE "OFFERING STATEMENT") HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTORS IN CONNECTION WITH THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREBY CANNOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES OFFERED HEREBY CANNOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

TO DETERMINE THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS SUCH MAY RELATE TO THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, THE COMPANY IS RELYING ON EACH INVESTOR'S REPRESENTATIONS AND WARRANTIES INCLUDED IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION HEREWITH.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE "OFFERING MATERIALS"), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING "TESTING THE WATERS" MATERIALS), AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATIONS OF THE COMPANY AND THE TERMS OF THE OFFERING TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT SUCH INVESTOR'S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING SUCH INVESTOR'S PROPOSED INVESTMENT IN THE COMPANY.

THIS SECURITIES OFFERED HEREBY ARE NOT BEING OFFERED TO RESIDENTS OF CANADA.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN, ITS OPERATING STRATEGY AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUBSCRIPTION AGREEMENT

This subscription agreement (the "Subscription Agreement" or the "Agreement") is entered into by and between Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), and the undersigned investor (the "Investor"), as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (defined below).

RECITALS

WHEREAS, the Company is offering for sale a maximum of 2,222,222 units (the "Units" or the "Offered Securities"), with each Unit consisting of one of the Company's common shares, no par value (the "Shares"), and one warrant to purchase one Share (the "Warrant"), pursuant to Tier 2 of Regulation A promulgated under the Securities Act (the "Offering") at a fixed price of $[    ] per Unit (the "Purchase Price"), on a best-efforts basis. The Shares issuable upon the exercise of the Warrants are hereinafter called the "Warrant Shares." The Offered Securities and all Shares underlying the securities therein (including the Shares and Warrant Shares) are herein collectively called the "Securities."

WHEREAS, Investor desires to acquire that number of Offered Securities as set forth on the signature page hereto at the Purchase Price.

WHEREAS, the Offering will terminate at the earliest of: (a) the date on which the maximum offering has been sold, (b) one year from the date of qualification of the Offering Circular by the SEC, or (c) the date on which this Offering is earlier terminated by the Company, in its sole discretion (in each case, the "Termination Date").

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) Investor hereby irrevocably subscribes for, and agrees to purchase, the Offered Securities set forth on the signature page hereto at the Purchase Price, upon the terms and conditions set forth herein. The aggregate Purchase Price for the Offered Securities subscribed by Investor is payable to the Company in the manner provided in Section 2.

(b) Investor understands that the Offered Securities are being offered pursuant to the Offering Circular dated [___], 2025, and its exhibits, as supplemented from time to time (the "Offering Circular"), as filed with the Securities and Exchange Commission (the "SEC"). By subscribing for the Offered Securities, Investor acknowledges that Investor has received and reviewed a copy of the Offering Circular and any other information required by Investor to make an investment decision with respect to the Offered Securities.

(c) This Subscription Agreement may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company in its sole and absolute discretion, including if it determines that such Investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. The Company will notify Investor whether this Subscription Agreement is accepted or rejected. If rejected, Investor's payment shall be returned to Investor without interest and all of Investor's obligations hereunder shall terminate, except for Section 5 hereof, which shall remain in force and effect.

(d) The terms of this Subscription Agreement shall be binding upon Investor and Investor's permitted transferees, heirs, successors and assigns (collectively, the "Transferees"); provided, however, that for any such transfer to be deemed effective, the proposed Transferee shall have executed and delivered to the Company, in advance, an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which consent may be withheld by the Company in its sole and absolute discretion.

2. Payment and Purchase Procedure.  The Purchase Price shall be paid simultaneously with Investor's delivery of this Subscription Agreement. Investor shall deliver payment of the Purchase Price of the Offered Securities in the manner set forth in Section 8 hereof. Investor acknowledges that, in order to subscribe for Offered Securities, Investor must comply fully with the purchase procedure requirements set forth in Section 8 hereof.

3. Representations and Warranties of the Company.  The Company represents and warrants to Investor that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of Ontario, Canada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Offered Securities and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) The issuance, sale and delivery of the Offered Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Offered Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable. The Shares issuable upon exercise of any Warrants purchased by Investor, upon exercise of such Warrant and payment by the holder thereof of the exercise price, will be duly and validly issued, fully paid and non-assessable.

(c) The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company's acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(d) Assuming the accuracy of Investor's representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) The authorized and outstanding securities of the Company immediately prior to the initial investment in the Offered Securities is as set forth in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Complete copies of the Company's financial statements meeting the requirements of Form 1-A under the Securities Act (the "Financial Statements") have been made available to Investor and appear in the Offering Statement. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The auditing firm which has audited the Financial Statements is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company's knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4. Representations and Warranties of Investor.  Investor represents and warrants to the Company that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and to carry out the provisions hereof. Upon due delivery hereof, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Offering Circular; Company Information. Investor acknowledges the public availability of the Offering Circular which can be viewed on the SEC Edgar Database at www.sec.gov, and that Investor has reviewed the Offering Circular. Investor acknowledges that the Offering Circular makes clear the terms and conditions of the Offering and that the risks associated therewith are described. Investor has had an opportunity to discuss the Company's business, management and financial affairs with management of the Company and has had the opportunity to review the Company's operations and facilities. Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of the Offering. Investor acknowledges that, except as set forth herein, no representations or warranties have been made to Investor, or to any advisor or representative of Investor, by the Company with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Suitability. Investor has sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and to make an informed decision relating thereto. Alternatively, Investor has utilized the services of a purchaser representative and, together, they have sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Offered Shares, including those described in the section of the Offering Circular entitled "Risk Factors", and has determined that such an investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor is capable of bearing a complete loss of Investor's investment in the Offered Securities.

(d) No Registration. Investor understands that the Offered Securities are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Regulation A promulgated under the Securities Act, and that reliance on such exemption is predicated, in part, on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the Offered Securities in the Offering. Investor further understands that the Offered Securities are not being registered under the securities laws of any state, on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state. Investor covenants not to sell, transfer or otherwise dispose of any Offered Securities, unless such Offered Securities have been registered under the Securities Act and under applicable state securities laws or exemptions from such registration requirements are available.

(e) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is a limited public market for the Shares and the Warrants and that there is no guarantee that a market for their resale will continue to exist. Investor must, therefore, bear the economic risk of the investment in the Offered Securities indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor's entire investment in the Offered Securities.

(f) Valuation; Arbitrary Determination of Purchase Price by the Company. Investor acknowledges that the Purchase Price of the Offered Securities in the Offering was set by the Company as set forth in the Offering Circular and no warranties are made as to the actual value of the Offered Securities. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor's investment will bear a lower valuation and will experience dilution.

(g) Domicile. Investor maintains Investor's domicile (and is not a transient or temporary resident) at the address provided herein.

(h) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that Investor is in full compliance with the laws of Investor's jurisdiction in connection with any invitation to subscribe for the Offered Securities or any use of this Subscription Agreement, including, without limitation, (1) the legal requirements within Investor's jurisdiction for the purchase of the Offered Securities, (2) any foreign exchange restrictions applicable to such purchase, (3) any governmental or other consents that may need to be obtained, and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Offered Securities. Investor's subscription and payment for and continued beneficial ownership of the Offered Securities will not violate any applicable securities or other laws of Investor's jurisdiction.

(i) Fiduciary Capacity. If Investor is purchasing the Offered Securities in a fiduciary capacity for another person or entity, including, without limitation, a corporation, partnership, trust or any other juridical entity, Investor has been duly authorized and empowered to execute this Subscription Agreement and all other related documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating Investor, authorizing Investor's investment in the Company and/or evidencing the satisfaction of the foregoing.

5. Indemnity.  The representations, warranties and covenants made by Investor herein shall survive the consummation of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its officers, directors and agents, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with the transaction contemplated hereby.

6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made in and wholly to be performed in that jurisdiction with regards to the choice of law rules of such state, except for matters arising under the Securities Act or the Securities Exchange Act of 1934, as amended, which matters shall be construed and interpreted in accordance with such laws.

7. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 300 Conshohocken State Road, Suite 200, Conshohocken, Pennsylvania 19428, telephone number: [      ], Attention:  Chief Executive Officer, with copies to (which will not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Christopher J. Cummings, telephone number: [      ] and to Bennett Jones LLP, 3400 One First Canadian Place, Toronto, ON M5X 1A4, attention: Aaron Sonshine, telephone number: [      ], or (b) if to Investor, at Investor's address supplied in connection herewith, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any such notice shall be effective only upon receipt.

8. Purchase Procedure.  Investor acknowledges that, in order to subscribe for the Offered Securities, Investor must, and Investor does hereby, deliver (in a manner described below) to the Company: (a) a single executed counterpart of the Subscription Agreement, which shall be delivered to the Company either by (1) physical delivery to: 300 Conshohocken State Road, Suite 200, Conshohocken, Pennsylvania 19428; (2) e-mail to: [      ]; and (b) payment of the Purchase Price, which shall be delivered in the manner set forth in Annex I attached hereto and made a part hereof.

9. Miscellaneous.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by, and be binding upon, Investor and Investor's heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never in this Subscription Agreement. This Subscription Agreement supersedes all prior discussions and agreements between the Company and Investor, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the Company and Investor with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor herein. Unless otherwise specified in this Subscription Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company via e-mail at [      ]. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, "Communications") regarding the Company, Investor's investment in the Company and the Offered Securities (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the "Company Parties"), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website's internet address to such Investor. In order to view and retain the Communications, Investor's computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format ("PDF") file created by Adobe Acrobat. Further, Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event Investor's e-mail address on file is invalid; Investor's e-mail or Internet service provider filters the notification as "spam" or "junk mail"; there is a malfunction in Investor's computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, Investor agrees to each of the following: (1) if Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (2) Investor's consent to receive tax documents electronically continues for every tax year of the Company until Investor withdraws its consent by notifying the Company in writing.

Investor certifies that Investor has read this entire Subscription Agreement and that every statement made by Investor herein is true and complete.

The Company may not be offering the Offered Securities in every state. The Offering Materials do not constitute an offer or solicitation in any state or jurisdiction in which the Offered Securities are not being offered. The information presented in the Offering Materials was prepared by the Company solely for the use by prospective investors in connection with the Offering. Nothing contained in the Offering Materials is or should be relied upon as a promise or representation as to the future performance of the Company.

The Company reserves the right, in its sole discretion and for any reason whatsoever, to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject, in whole or in part, for any reason or for no reason, any prospective investment in the Offered Securities. Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Offered Securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Dated: _____________________.

INDIVIDUAL INVESTOR

(Signature)	(Subscription Amount)

(Printed Name)	(Number of Units Subscribed)

CORPORATION/LLC/TRUST INVESTOR

(Name of Corporation/LLC/Trust)	(Subscription Amount)

(Signature)
(Number of Units Subscribed)

(Printed Name)

(Title)

PARTNERSHIP INVESTOR

$
(Name of Partnership)	(Subscription Amount)

(Signature)
(Number of Units Subscribed)

(Printed Name)

(Title)

INVESTOR INFORMATION
Name of Investor			SSN or EIN
Street Address
City	State	Zip Code
Phone	E-mail	State/Nation of Residency
Name and Title of Authorized Representative, if investor is an entity or custodial account
Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.)
Jurisdiction of Organization	Date of Organization	Account Number

CHECK ONE:	Individual Investor	Custodian Entity	Tenants-in-Common*
	Community Property*	Corporation	Joint Tenants*
	LLC	Partnership	Trust

*	If the Offered Securities are intended to be held as Community Property, as Tenants-In-Common or as Joint Tenancy, then each party (owner) must execute this Subscription Agreement.

The foregoing subscription for ___________ Offered Securities, a Subscription Amount of $__________, is hereby accepted on behalf of Medicus Pharma Ltd., this ___ day of _______, 2025.

MEDICUS PHARMA LTD.

By:
Name:
Title:

ANNEX I

WIRE INSTRUCTIONS - MEDICUS PHARMA LTD.